Filed pursuant to Rule 424(b)(5)

Registration No. 333-255559

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 14, 2021)

MMEX RESOURCES CORPORATION

170,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 3,580,000 Shares of Common Stock

Warrants to Purchase up to 2,575,500 shares of Common Stock

Placement Agent Warrants to Purchase up to 337,500 Shares of Common Stock

(and the shares of Common Stock underlying such Pre-Funded Warrants, Warrants and Placement Agent Warrants)

We are offering to a single institutional investor an aggregate of 170,000 shares of our common stock, par value $0.001 per share (the “Common Stock”) and warrants to purchase up to 2,575,500 shares of our Common Stock (the “Warrants”) at a combined purchase price equal to $.80 per share and associated Warrant pursuant to this prospectus supplement and the accompanying prospectus. Each Warrant is exercisable for one share of our Common Stock at an exercise price of $.80 per share. The Warrants are immediately exercisable and may be exercised at any time for a period of five years following the date of issuance.

We are also offering pre-funded warrants to purchase up to an aggregate of 3,580,000 shares of Common Stock (the “Pre-Funded Warrants”), in lieu of shares of Common Stock to the institutional investor who purchase of shares of common stock in this offering would otherwise result in such purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the closing of this offering. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the purchasers, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant is exercisable for one share of our Common Stock. The purchase price of each Pre-Funded Warrant is equal to the price at which a share of Common Stock is sold to the institutional investor in this offering, minus $0.0001, and the exercise price of each pre Pre-Funded Warrant is $0.0001 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

This offering also relates to the shares of Common Stock issuable upon exercise of the Warrants, Pre-Funded Warrants and the Placement Agent Warrants sold in this offering.

Our Common Stock is listed on OTC Pink under the symbol “MMEX.” We have applied to have our Common Stock approved for quotation on the OTCQB; however, no assurance can be given that our application will be approved. On July 15, 2021, the last reported sale price of our Common Stock on OTC Pink was $1.52 per share. Unless otherwise set forth herein and other than in our financial statements and notes thereto incorporated by reference herein, the share and per share information in this prospectus supplement reflects a reverse stock split of our outstanding Common Stock at a 1-for-10,000 ratio which became effective on July 1, 2021.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

We have engaged H.C. Wainwright & Co., LLC, or the placement agent, as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below. Pursuant to this prospectus supplement and the accompanying prospectus, we will also issue warrants to purchase up to an aggregate of 337,500 shares of our Common Stock (the “Placement Agent Warrants”) to the placement agent, or its designees, as part of the compensation payable to the placement agent (the shares of Common Stock issuable upon exercise of the Placement Agent Warrants are also being registered hereby). The Placement Agent Warrants will have an exercise price of $1.00 per share and will expire five years from the commencement of the sales pursuant to this offering. See “Plan of Distribution” for more information regarding these arrangements.

	Per Share	Per Pre-Funded Warrant	Total
Offering price	$0.800	0.7999	$2,999,625
Placement agent fees(1)	$0.072	0.0720	$270,000
Proceeds, before expenses, to us(2)	$0.728	0.7918	$2,729,625

(1)

Includes a cash fee of 9.0% of the gross proceeds of this offering. We have also agreed to pay a management fee of 1.0% of the gross proceeds raised in this offering and to issue to the placement agent (or its designees) warrants to purchase shares of Common Stock and pay the placement agent non-accountable expenses equal to $35,000. For additional information about the compensation to be paid to the placement agent, see “Plan of Distribution.”

(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Warrants being issued in this offering.

Delivery of the shares of our Common Stock, Pre-Funded Warrants and Warrants being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to occur on or about July 20, 2021, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is July 15, 2021.

Prospectus Supplement

Prospectus

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You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. Neither we nor the placement agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate only as of the date of those respective documents. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of securities. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.

We have not authorized, and the placement agent has not authorized, any person to provide you with any information or to make any representation other than as contained in this prospectus supplement or in the accompanying prospectus and the information incorporated by reference herein and therein. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. The information appearing or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the document in which incorporated information appears unless otherwise noted in such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Common Stock, Warrants, Pre-Funded Warrants and Placement Agent Warrants (and the shares of Common Stock issuable upon exercise thereof) in certain jurisdictions may be restricted by law. We are not making an offer of the Common Stock Pre-Funded Warrants and Placement Agent Warrants (and the shares of Common Stock issuable upon the exercise thereof) in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process, under the Securities Act of 1933, as amended (the “Securities Act”).

Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $100,000,000, of which this offering is a part.

In this prospectus supplement and the accompanying prospectus, unless the context otherwise requires, references to “MMEX,” the “Company,” “we,” “our,” or “us,” refer to MMEX Resources Corporation and its subsidiaries, unless the context suggests otherwise.

FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain or incorporate forward-looking statements. These forward-looking statements reflect management’s beliefs and assumptions. In addition, these forward-looking statements reflect management’s current views with respect to future events or our financial performance, and involve certain known and unknown risks, uncertainties and other factors, including those identified below, which may cause our or our industry’s actual or future results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statements or from historical results. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by, or that include the words “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “plan,” “anticipate,” “intend,” “estimate,” “predict,” “potential” or similar expressions.

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that the expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

The factors described under “Risk Factors” in this prospectus supplement and the accompanying prospectus and in any documents incorporated by reference herein, and other factors could cause our or our industry’s future results to differ materially from historical results or those anticipated or expressed in any of our forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. We cannot assure you that projected results or events will be achieved or will occur.

You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. Any forward-looking statement speaks only as of the date of this prospectus supplement. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about our company, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus, and in the documents we incorporate by reference. This summary is not complete and does not contain all the information that you should consider before investing in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” contained in this prospectus supplement beginning on page S-5, and the risk factors, financial statements and notes incorporated by reference herein, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Company Overview

Since 2016, the focus of our business has been to build crude oil distillation units and refining facilities (CDUs) in the Permian Basin in West Texas. We revised our business plan in 2021 to move MMEX to clean energy use and production, leveraging our history, management and business relationships from the traditional energy sector. The focus of our business plan is to

•	Modify our planned CDU projects in Pecos County (West Texas) to produce potentially hydrogen and ultra-low sulfur fuel products combined with CO2 capture.
•	Purchase additional acreage allowing us to develop additional megawatts of solar power for distribution to our projects in West Texas.

Our immediate plans are to pursue the following three projects:

Project 1: Ultra Fuel clean refining.

We have teamed with Polaris Engineering to develop a clean refining, 10,000 barrel per day facility at our Pecos County site to produce 87° gasoline, ultra-low sulphur diesel and low-sulphur fuel oil, utilizing the Ultra Fuels concept. The Ultra Fuels concept features small size facilities to take advantage of proximity to smaller markets and/or locate directly near crude oil production areas. Because equipment is fabricated in modular units in the USA and shipped to site, this allows for 15 to 18 months’ project completion time and more rapid implementation than traditional facilities. The smaller size and footprint, as well as lower emissions, also allows for faster permitting.

Project 2: Blue Hydrogen

We have teamed with Black Tree Group to develop a facility in Pecos County to produce hydrogen with carbon capture and storage employing steam methane reformer technology with the abundant natural gas supplies in the immediate area as the feedstock.

Project 3: Green Hydrogen

This planned project will be a parallel plant in Pecos County, which plans to utilize the proprietary electrolizer technology of a major international technology partner. The facility will utilize solar power, with water purification, to produce up to 50 tons of hydrogen production per day.

We are in various stages of negotiations with major company off-takes that range from specialty air and gas companies to international trading companies. We would expect the sales of hydrogen by these companies will be to their customer base, which are more traditional chemical end uses. The proposed distribution network of liquid hydrogen from our planned projects will be by truck and rail.

Completion of these projects is dependent upon our obtaining the necessary capital for planning, construction and start-up costs. We are in consultation with the local and state tax authorities to file for tax abatement treatment generally applicable to projects such as our H2 projects. However, neither the receipt of adequate capital or tax abatement treatment can be assured.

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The New Hydrogen Economy

The energy systems both in the United States and internationally are rapidly evolving. Major energy companies, regulatory agencies and all segments of society are working toward decarbonization and preservation of natural resources. In the interim, however, we need electric power and transportation energy. Hydrogen, as the most abundant fuel in the universe, is an energy carrier that cuts across sectors and has multiple benefits.

Hydrogen is the most abundant element in the universe; however, it is rarely found in its elemental form on earth. It must be produced from a hydrogen-containing feedstock (e.g., water, biomass, fossil fuels, or waste materials) using an energy source. Once hydrogen is produced, it can be used to store, move, and deliver low- or no-carbon energy to where it is needed. Hydrogen can be stored as a liquid, gas, or chemical compound, and is converted to energy via traditional combustion methods (in engines, furnaces, or gas turbines), through electrochemical processes (in fuel cells), and through hybrid approaches such as integrated combined cycle gasification and fuel cell systems. It is also used as a feedstock or fuel in a number of industries, including petroleum refining, ammonia production, food and pharmaceutical production, and metals manufacturing. Hydrogen can be produced in large centralized production facilities or in smaller distributed production facilities, and can be transported via truck, pipeline, tanker, or other means. Hydrogen, as a versatile energy carrier and chemical feedstock, offers advantages that unite all of our nation’s energy resources—renewables, nuclear, and fossil fuels—and enables innovations in energy production and end uses that can help decarbonize three of the most energy intensive sectors of our economy: transportation, electricity generation, and manufacturing.

Supplying hydrogen to industrial users is now a major business globally. Demand for hydrogen, which has grown more than threefold since 1975, continues to rise. Demand for hydrogen in its pure form is approximately 70 million tons per year. Governments are recognizing hydrogen’s role in energy security and its ability to decarbonize sectors that are otherwise extremely difficult to abate – such as logistics, industrial heating and industry feedstock. Meanwhile, industry leaders across the automotive, chemicals, oil and gas and heating sectors look to low-carbon and renewable hydrogen as a serious alternative to reach their increasingly robust sustainability objectives.

Corporate Information

MMEX was formed as a Nevada corporation in 2005. The current management team led an acquisition of the Company (then named Management Energy, Inc.) through a reverse merger completed in 2010 and changed the Company’s name to MMEX Mining Corporation in 2011 and then to MMEX Resources Corporation in 2016. Our mailing address is 3616 Far West Blvd #117-321, Austin, Texas 78731. Our physical office address is 107-A S. Main Street, Fort Stockton, Texas 79735. The Company has adopted a fiscal year end of April 30.

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THE OFFERING

Common stock offered by us	170,000 shares.

Warrants offered by us

We are also offering Warrants to purchase up to an aggregate of 2,575,500 shares of Common Stock. Each Warrant is exercisable for one share of our Common Stock at an exercise price of $.80 per share. The Warrants are exercisable immediately and may be exercised at any time until the fifth year anniversary of the issuance date. The offering also relates to the shares of Common Stock issuable upon exercise of the Warrants sold in this offering.

Pre-Funded warrants offered by us

We are also offering Pre-Funded Warrants to purchase up to an aggregate of 3,580,000 shares of Common Stock to the institutional investor to the extent that its purchase of shares of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering. Each Pre-Funded Warrant is exercisable for one share of our Common Stock. The purchase price of each Pre-Funded Warrant is equal to the price at which the share of Common Stock is being sold to the institutional investor in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant is $0.0001 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This offering also relates to the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants sold in this offering.

Common stock outstanding after this offering

7,013,585 shares(1) (assuming no exercise of the Warrants, and assuming full exercise of any Pre-Funded Warrants issued in lieu of Common Stock). Assuming all of the Warrants were immediately exercised, there would be 9,589,085 shares of Common Stock outstanding after this offering.

Placement Agent Warrants

We will also issue Placement Agent Warrants to purchase up to an aggregate of 337,500 shares of Common Stock (and the shares of common stock issuable upon the exercise of the Placement Agent Warrants) to our placement agent (or its designees) as part of the compensation payable to our placement agent in connection with this offering. The Placement Agent Warrants will have an exercise price of $1.00 per share (representing 125% of the offering price) and will be exercisable immediately for a period of five years following the commencement of the sales in this offering. Please refer to “Plan of Distribution” for additional information with respect to the Placement Agent Warrants.

Use of proceeds

The net proceeds from our sale of shares of our Common Stock in this offering is expected to be approximately $2,580,000, after deducting placement agent fees and estimated offering expenses payable by us. We plan to use approximately $600,000 of the net proceeds of this offering for the retirement of a portion of our outstanding indebtedness with the balance to be used for general working capital purposes. See “Use of Proceeds.”

Risk factors

Investing in our securities involves a high degree of risk. You should carefully review and consider the “Risk Factors” section of this prospectus supplement for a discussion of factors to consider before deciding to invest in shares of our Common Stock.

Trading symbol

Our Common Stock is quoted on the OTC Pink under the symbol “MMEX. We do not intend to list the Pre-Funded Warrants and the Warrants on any securities exchange or nationally recognized trading system. We have applied to have our Common Stock approved for quotation on the OTCQB; however, no assurance can be given that our application will be approved.

Reverse stock split	On June 7, 2021, our stockholders approved a 1 for 10,000 reverse stock split of our issued and outstanding shares of Common Stock, which became effective on July 1, 2021.

(1) The number of shares of Common Stock that will be outstanding after this offering set forth above is based upon 3,263,585 shares of Common Stock outstanding as of July 8, 2021 and assumes the exercise in full of the Pre-Funded Warrants, but does not include, as of that date:

•	5,829 shares of Common Stock issuable upon the exercise of outstanding options and warrants;
•

An estimated 136,394 shares of Common Stock issuable upon the exercise of outstanding convertible notes (the actual number of shares issuable depends upon the trading price of the Common Stock at the time of conversion);

•	no exercise of the Warrants, other than the Pre-Funded Warrants, issued in this offering;
•	no exercise by the placement agent of the Placement Agent Warrants issued in this offering.

S-3

RISK FACTORS

Any investment in our securities involves a high degree of risk. Investors should carefully consider the risks described below, and all of the information contained or incorporated by reference in this prospectus supplement, before deciding whether to purchase the securities offered hereby. Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks.

Risks Related to our Business Plan

An investment in the Company is speculative.

Our business plans are highly speculative and no assurance can be given that we will operate profitably. Our lack of operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance. Furthermore, the Company has pursued its proposed hydrogen production business plan only for a short time, and thus our business carries both known and unknown risks. No assurance can be given that you will realize your investment objectives or realize a substantial return (if any) on your investment or that you will not lose your entire investment. An investment in our Common Stock involves a high degree of risk.

The Company is a development stage company with a history of operating losses and expects to continue to realize losses in the near future.

The Company is a development stage company. We have incurred continuous losses from operations, had an accumulated deficit at January 31, 2021 of more than $43.8 million and have reported negative cash flows from operations for more than the past five years. We expect to continue to incur net losses until such time as we have completed a project that generates sufficient revenues to fund continuing operations. The size of these losses will depend, in large part, on whether the Company is able to construct facilities, and commence operations and thereafter able to operate its facilities in a profitable manner. At this early stage of our operation, we also expect to face the risks, uncertainties, expenses, and difficulties frequently encountered by companies at the start-up stage of their business development. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition.

We need to continue as a going concern if our business is to succeed.

Because of our recurring losses and negative cash flows from operations, the audit report of our independent registered public accountants on our consolidated financial statements for the year ended April 30, 2020 contains an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern. Factors identified in the report include our historical net losses and our net capital deficiency, which raises substantial doubt about our ability to continue as a going concern. If we are not able successfully to implement our business plan and attain profitability in the near future our financial condition could deteriorate further, which would have a material adverse impact on our business and prospects and result in a significant or complete loss of your investment. Further, we may be unable to pay our debt obligations as they become due. If we are unable to continue as a going concern, we might have to liquidate our assets and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements. In addition, the inclusion of an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern and our lack of cash resources may materially adversely affect our share price and our ability to raise new capital or to enter into critical contractual relations with third parties.

The completion of our proposed business plan is subject to great uncertainty.

The pursuit of our business plan will require substantial financial resources. We do not currently generate any revenue and do not have the cash resources to implement our business plan. If we are unable to obtain additional financing from outside sources and eventually produce enough revenues, we may be forced to curtail or cease our planned operations. If this happens, you could lose all or part of your investment.

S-4

Our ability to obtain necessary funding for these purposes depends upon a number of factors, including the status of the national and worldwide economy and the health of the energy sector. There is no assurance that any such financing sources will be available or sufficient to meet our requirements. There is no assurance that we will be able to continue to raise equity capital or to secure additional debt financing. We may not be successful in obtaining the required financing or, if we can obtain such financing, such financing may not be on terms that are favorable to us. Our inability to access sufficient capital for our operations could have a material adverse effect on our financial condition, results of operations, or prospects.

We may not be able to obtain or renew all required permits and licenses to place any of our properties into production.

Our proposed projects will require permits from governmental authorities and such operations will be governed by laws and regulations governing oil and gas development, construction and production as well as exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, employee safety, and other matters. We may experience increased costs, as well as delays in construction or operation as a result of the need to comply with applicable laws, regulations, and permits. We cannot predict if all permits that we may require will be obtainable or renewable on reasonable terms, if at all. Costs related to applying for and obtaining permits and licenses may be prohibitive. Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.

Future indebtedness may limit our ability to obtain additional financing and we also may face difficulties complying with the terms of any credit agreements.

We anticipate we will use significant amounts of debt, if available, to fund project construction and its operations once construction is finished. Our level of future indebtedness will have a direct impact on our business. Among other things, it may:

•	limit our ability to use our cash flows, or obtain additional financing, for future working capital, capital expenditures, acquisitions or other general corporate purposes;

•	restrict our ability to pay dividends;

•	require a substantial portion of our cash flows from operations to make debt service payments;

•	limit our flexibility to plan for, or react to, changes in our business and industry conditions;

•	place us at a competitive disadvantage compared to our less leveraged competitors; and

•	increase our vulnerability to the impact of adverse economic and industry conditions.

We cannot assure you that we will generate sufficient cash flows or that we will be able to borrow funds under certain credit agreements in amounts sufficient to enable us to service our debt or meet our expected working capital and capital expenditure requirements. If we are unable to raise sufficient cash through equity issuances, or, if after our planned projects are in operation our cash flows were to be adversely impacted, we may be unable to obtain the debt financing we expect to require for our expected working capital needs. To the extent that we are unable to generate sufficient cash flows from issuances of equity or operations, or if we are unable to obtain additional debt financing, we might be required to sell assets or reduce necessary capital expenditures. We cannot assure you that we would be able to refinance our debt, sell assets or obtain additional financing on terms acceptable to us, if at all.

S-5

Covenants and events of default in our debt instruments could limit our ability to undertake certain types of transactions and adversely affect our liquidity.

We expect that any debt financing agreements that we may enter will contain covenants and events of default that may limit our financial flexibility and ability to undertake certain types of transactions. Typically, these covenants would restrict our business activities, including restrictions on:

•	creating liens;

•	engaging in mergers, consolidations and sales of assets;

•	incurring additional indebtedness;

•	providing guarantees;

•	engaging in different businesses;

•	making investments;

•	making certain dividend, debt and other restricted payments;

•	engaging in certain transactions with affiliates; and

•	entering into certain contractual obligations.

Our ability to comply with these expected covenants may depend on factors outside our control. We cannot assure you that we will be able to satisfy these covenants. If we fail to satisfy the covenants established in these facilities or an event of default occurs under the applicable debt agreement, the maturity of the debt instruments could be accelerated or we could be prohibited from future borrowing. If our obligations under the debt instruments are accelerated and we do not have sufficient cash on hand to pay all amounts due, we could be required to sell assets, to refinance all or a portion of our indebtedness or to obtain additional financing through equity or debt financings. Refinancing may not be possible and additional financing may not be available on commercially acceptable terms, or at all. If we cannot obtain such financing, we would need to curtail our planned operations.

Our business, financial condition, results of operations and cash flows may be materially adversely affected by an economic downturn.

The energy sector is highly cyclical and have historically experienced severe downturns. A sustained deterioration or economic downturn would materially harm our business and operating results. A cyclical downturn can occur suddenly and result in extremely different financial performance sequentially from quarter to quarter or on an annual comparative basis due to an inability to rapidly adjust costs.

In addition, the domestic economy, economic slowdowns and the scarcity of credit can lead to lack of consumer confidence, increased market volatility and widespread reduction of business activity generally in the United States and abroad. An economic downturn may adversely affect the liquidity, businesses and/or financial conditions of our future customers that may result in decreased demand for our products. Disruptions in the financial markets could also lead to a reduction in available trade credit due to counterparties’ liquidity concerns. If we are unable to obtain borrowings or letters of credit under our future credit agreements, our business, financial condition, results of operations and cash flows could be materially adversely affected.

S-6

We may incur significant costs to comply with environmental, health and safety laws and regulations.

Our planned operations are subject to extensive federal, state and local environmental, health and safety regulations governing, among other things, the generation, storage, handling, use and transportation of petroleum and hazardous substances, the emission and discharge of materials into the environment, waste management, characteristics and composition of gasoline, diesel and other fuels and the monitoring, reporting and control of greenhouse gas emissions. If we fail to comply with these regulations, we may be subject to administrative, civil and criminal proceedings by governmental authorities, as well as civil proceedings by environmental groups and other entities and individuals. A failure to comply, and any related proceedings, including lawsuits, could result in significant costs and liabilities, penalties, judgments against us or governmental or court orders that could alter, limit or stop our planned operations. In addition, new environmental laws and regulations, including new regulations relating to alternative energy sources and increased vehicle fuel economy, new state regulations relating to fuel quality, and the risk of global climate change regulation, as well as new interpretations of existing laws and regulations, increased governmental enforcement, or other developments could require us to make additional unforeseen expenditures. Many of these laws and regulations are becoming increasingly stringent, and the cost of compliance with these requirements can be expected to increase over time. We are not able to predict the impact of new or changed laws or regulations or changes in the ways that such laws or regulations are administered, interpreted, or enforced. The requirements to be met, as well as the technology and length of time available to meet those requirements, continue to develop and change. To the extent that the costs associated with meeting any or all of these requirements are substantial and not adequately provided for, there could be a material adverse effect on our business, financial condition, results of operations and cash flows.

The market for hydrogen is nascent and the market may not develop as quickly as the Company projects

While we plan to implement hydrogen off-take agreements with financially viable purchasers, the hydrogen market today is relatively limited as to purchasers and widespread penetration of the market as a transportation fuel is not developed. In the event any such hydrogen off-take agreements are terminated before their terms, other alternative markets may not be available readily at comparable prices which could impact the Company’s potential results of operations.

Carbon capture technology and sequestration is not currently deployed on a wide-spread basis, and regulations are not developed.

Carbon capture and sequestration of the CO2 is an emerging technology. While the technology to capture CO2 from refining is available, it is not in wide-spread use. Sequestering the CO2 after it is captured in underground formations is a new technology and the regulations and legal framework is evolving. Today the technical, legal and regulatory framework for injecting CO2 may change dramatically over time and may adversely impact our business model.

The loss of Mr. Hanks could adversely affect our business.

Since Mr. Hanks is our principal executive officer devoting substantially all of his business time to the activities of the Company, if he were to die, become disabled, or leave our company, we would be forced to retain individuals to replace him. There is no assurance that we can find suitable persons to replace him if that becomes necessary. We have no key man life insurance at this time.

Risks Related to our Common Stock and the Offering

Two of our stockholders collectively have the ability to determine any matter to be decided by the stockholders, which may prevent or delay a change in control of our company.

Jack W. Hanks, our CEO, and Bruce N. Lemons, one of the two members of our Board of Directors, beneficially owned approximately 618,000 shares of our Common Stock as of July 8, 2021, which constituted approximately 18.9% of our Common Stock outstanding as of such date. In addition, they beneficially own all of our outstanding Class A preferred stock, which represents the right to vote 50.1% of the votes presented for the vote of stockholders. Through such beneficial ownership, they control approximately 70% of the voting power of the Common Stock on a combined basis as of July 8, 2021. As a result, they can determine the outcome of any corporate matter submitted to our stockholders for approval, including the election of directors and any transaction that might cause a change in control, such as a merger or acquisition.

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You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

As of January 31, 2021, our net tangible book value deficit was approximately $5,801,497, or $(3.32) per share. Since the offering price per share of our Common Stock being offered in this offering is substantially higher than the net tangible book value deficit per share of our Common Stock, you will suffer substantial dilution with respect to the net tangible book value of the Common Stock you purchase in this offering. Based on the offering price per share of the securities being sold in this offering of $0.80, and our net tangible book value per share deficit as of January 31, 2021, if you purchase shares of Common Stock in this offering, you will suffer immediate and substantial dilution of $0.21 per share with respect to the net tangible book value of the Common Stock. See the section entitled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase Common Stock in this offering.

There is no public market for the Warrants, Pre-Funded Warrants or Placement Agent Warrants being offered in this offering.

There is no established public trading market for the Warrants, Pre-Funded Warrants and Placement Agent Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants, the Pre-Funded Warrants and Placement Agent Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Warrants and Pre-Funded Warrants will be limited.

Holders of Warrants, Pre-Funded Warrants and Placement Agent Warrants purchased in this offering will have no rights as stockholders until such holders exercise such Warrants, Pre-Funded Warrants and Placement Agent Warrants and acquire our Common Stock.

Until holders of Warrants, Pre-Funded Warrants and Placement Agent Warrants acquire shares of our Common Stock upon exercise of such Warrants, Pre-Funded Warrants and Placement Agent Warrants, holders of Warrants, Pre-Funded Warrants and Placement Agent Warrants will have no rights with respect to the shares of our Common Stock underlying such Warrants, Pre-Funded Warrants and Placement Agent Warrants. Upon exercise of the Warrants, Pre-Funded Warrants and Placement Agent Warrants, the holders will be entitled to exercise the rights of a stockholder only as to matters for which the record date occurs after the exercise date.

Because we will have broad discretion and flexibility in how we use the net proceeds from this offering, we may use the net proceeds in ways in which you disagree.

Our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow. See “Use of Proceeds.”

Additional stock offerings in the future may dilute then existing stockholders’ percentage ownership of our company.

Given our plans and expectations that we will need additional capital, we anticipate that we will need to issue additional shares of Common Stock or securities convertible or exercisable for shares of Common Stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then existing stockholders.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, our stockholders will not receive any funds unless they sell their Common stock, and stockholders may be unable to sell their shares on favorable terms or at all.

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Our Common Stock is subject to price volatility unrelated to our operations.

The market price of our Common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our Common stock, changes in general conditions in the economy and the financial markets or other developments affecting the Company’s competitors or the Company itself. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our Common Stock.

Because our Common Stock is subject to the penny stock rules, it may be more difficult to sell our Common Stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). If the price of our Common Stock remains less than $5.00 and our Common Stock is not listed on a national securities exchange such as OTCQB, our stock may be deemed a penny stock. The penny stock rules require a broker-dealer, at least two business days prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver to the customer a standardized risk disclosure document containing specified information and to obtain from the customer a signed and date acknowledgment of receipt of that document. In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive: (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting placement agent fees and estimated offering expenses payable by us, will be approximately $2,580,000.

We will utilize an aggregate of approximately $600,000 of the net proceeds to retire a portion of our outstanding indebtedness to noteholders. Such indebtedness is unsecured, bears interest at a per annum rate of 10% and is due at various dates through June 22, 2022. We incurred such indebtedness for working capital purposes.

We expect the balance of the net proceeds to be used for capital expenditures and working capital purposes. We have not yet determined the amount or timing of the expenditures, which may vary significantly depending on a variety of factors. As a result, we will retain broad discretion over the use of the net proceeds from this offering.

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CAPITALIZATION

The following table shows our capitalization (inclusive of current liabilities) (i) as of January 31, 2021, (ii) after giving pro forma adjustment for the reverse split effective on July 1, 2021 and (iii) pro forma as adjusted to give effect to the offering hereby:

	As of January 31, 2021
	Unaudited, Actual	Unaudited, Pro Forma (1)	Unaudited, Pro Forma As Adjusted (1)
Total Liabilities	$6,340,843	$6,340,843	$5,740,843

Stockholders’ Deficit:
Common Stock, $0.001 par value; 25,000,000,000 shares authorized and 17,449,348,348 shares issued and outstanding at January 31, 2021; 10,000,000 shares authorized and 1,744,934 shares issued and outstanding pro forma (post reverse split), and 5,494,934 shares issued and outstanding pro forma as adjusted	17,449,350	1,745	5,495
Preferred Stock, $0.001 par value, 10,000,000 shares authorized and 1,000 Series A shares issued and outstanding at January 31, 2021; 1,000,000 shares authorized and 1,000 Series A shares issued and outstanding pro forma (post reverse split) and as adjusted	1	1	1
Additional paid-in capital	20,616,794	38,064,399	40,640,649
Non-controlling interest	9,871	9,871	9,871
Accumulated deficit	(43,877,513)	(43,877,513)	(43,877,513)

Total Stockholders’ Deficit	$(5,801,497)	$(5,801,497)	$(3,221,497)

The number of shares of Common Stock that will be outstanding after this offering is based on 1,744,934 shares of Common Stock outstanding as of January 31, 2021 (post reverse split), and also excludes: (i) 5,829 shares of Common Stock issuable upon the exercise of options and warrants outstanding as of such date; (ii) 1,518,651 shares of Common Stock issued upon conversion of outstanding convertible notes after January 31, 2021 and through July 8, 2021; and (iii) an estimated 136,394 shares of Common Stock that were issuable upon conversion of convertible notes outstanding on July 8, 2021 (subject to adjustment based upon trading prices of our Common Stock at time of conversion); and (iv) any shares of Common Stock issuable upon the Warrants and Placement Agent Warrants in this offering.

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DILUTION

If you invest in our Common Stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the combined offering price per share of Common Stock and related Warrant and as adjusted, net tangible book value per share of Common Stock immediately after this offering.

Our net tangible book value deficit is the amount of our total tangible assets less our total liabilities. Our net tangible book value deficit as of January 31, 2021 was $5,801,497, or $3.32 per share of Common Stock. After giving effect to the sale of the securities in this offering at a combined offering price of $0.80 per share, and after deducting estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the Warrants or the Placement Agent Warrants issued in this offering, our as adjusted net tangible book value deficit as of January 31, 2021 would have been approximately $3,221,497, or $0.59 per share of Common Stock. This represents an immediate increase in net tangible book value of $2.73 per share to our existing stockholders and immediate dilution in net tangible book value of $0.21 to new investors participating in this offering.

The following table illustrates this per share dilution:

Combined offering price per share and related Warrant		$0.80
Net tangible book value deficit per share as of January 31, 2021	$3.32
Increase in as adjusted net tangible book value deficit per share after this offering	$2.73
As adjusted, net tangible book value deficit per share after giving effect to this offering		$0.59
Dilution per share to new investors		$0.21

The number of shares of Common Stock that will be outstanding after this offering is based on 1,744,934 shares of Common Stock outstanding as of January 31, 2021 (post reverse split), and also excludes: The number of shares of Common Stock that will be outstanding after this offering is based on 1,744,934 shares of Common Stock outstanding as of January 31, 2021 (post reverse split), and also excludes: (i) 5,829 shares of Common Stock issuable upon the exercise of options and warrants outstanding as of such date; (ii) 1,518,651 shares of Common Stock issued upon conversion of outstanding convertible notes after January 31, 2021 and through July 8, 2021; and (iii) an estimated 136,394 shares of Common Stock that were issuable upon conversion of convertible notes outstanding on July 8, 2021 (subject to adjustment based upon trading prices of our Common Stock at time of conversion); and (iv) any shares of Common Stock issuable upon the Warrants and Placement Agent Warrants in this offering.

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DESCRIPTION OF SECURITIES

The rights of our stockholders are be governed by Nevada law, and our Amended and Restated Articles of Incorporation and Bylaws, as amended. The following briefly summarizes the material terms of our Common Stock and preferred stock. We urge you to read the applicable provisions of Nevada Corporation Law, our Amended and Restated Articles of Incorporation and our Bylaws.

Authorized Capital Stock

Our authorized capital stock consists of 11,000,000 shares, consisting of 10,000,000 shares of Common Stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. As of July 8, 2021, there were 3,263,585 shares of our Common Stock and 1,000 Series A shares of preferred stock outstanding.

Common Stock

Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our Common Stock have no cumulative voting rights. Further, holders of our Common Stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our Common Stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our Board out of our assets which are legally available. Such dividends, if any, are payable in cash, in property or in shares of capital stock.

Preferred Stock

The Series A preferred stock has no redemption, conversion or dividend rights; however, the holders of the Series A preferred stock, voting separately as a class, has the right to vote on all shareholder matters equal to 51% of the total vote.

Warrants

The following summary of certain terms and provisions of the Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrant, the form of which is will be filed as an exhibit to our Current Report on Form 8-K to be filed with the SEC. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

Duration and Exercise Price. Each Warrant offered hereby has an initial exercise price per share equal to $0.80. The Warrants are immediately exercisable and may be exercised at any time for a period of five years following the issuance date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price.

Exercisability. The Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Purchasers of the Warrants in this offering may elect to deliver their exercise notice following the pricing of the offering and prior to the issuance of the Warrants at closing to have their Warrants exercised immediately upon issuance and receive shares of Common Stock underlying the Warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% (or 9.99% at the holder’s election) of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding Common Stock after exercising the holder’s Warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. Purchasers of Warrants in this offering may also elect prior to the issuance of the Warrants to have the initial exercise limitation set at 9.99% of our outstanding Common Stock. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will round down to the next whole share.

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Cashless Exercise. If at the time of exercise of the Warrants there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the shares of Common Stock issuable upon exercise of the Warrant, then the Warrants will also be exercisable on a “cashless exercise” basis under which the holder will receive upon such exercise a net number of shares of Common Stock determined according to a formula set forth in the Warrants.

Transferability. Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Warrant, in the event of certain fundamental transactions, the holders of Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the warrants on the date of consummation of such transaction.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which will be filed as an exhibit to our Current Report on Form 8-K to be filed with the SEC. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price. Each Pre-Funded Warrant offered hereby has an initial nominal exercise price per share equal to $0.001, since the balance of the exercise price is to be pre-funded by the holders upon the initial issuance of the Pre-Funded Warrants. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price.

Exercisability. The Pre-Funded Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Purchasers of the Pre-Funded Warrants in this offering may elect to deliver their exercise notice following the pricing of the offering and prior to the issuance of the Pre-Funded Warrants at closing to have their Pre-Funded Warrants exercised immediately upon issuance and receive shares of Common Stock underlying the Pre-Funded Warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or 9.99% at the holder’s election) of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding Common Stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Purchasers of Pre-Funded Warrants in this offering may also elect prior to the issuance of the Pre-Funded Warrants to have the initial exercise limitation set at 9.99% of our outstanding Common Stock. No fractional shares of Common Stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will round down to the next whole share.

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Cashless Exercise. If at the time of exercise of the Pre-Funded Warrants there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the shares of Common Stock issuable upon exercise of the Warrant, then the Warrants will also be exercisable on a “cashless exercise” basis under which the holder will receive upon such exercise a net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

Transferability. Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Placement Agent Warrants

The Placement Agent Warrants will have substantially the same terms as the other Warrants issued in this offering, except with an exercise price of $1.00, or 125% of the offering price per share of Common Stock and an exercise period of five years from the commencement of the sales of this offering.

Anti-Takeover Provisions of Nevada State Law

Certain anti-takeover provisions of Nevada law could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition arguably could benefit our stockholders. Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination, or the transaction by which such person becomes an “interested stockholder”, in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We have made such an election in our original articles of incorporation.

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Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 through 78.379, inclusive, contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Absent such provision in our bylaws, these laws would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one fifth or more, but less than one third, (2) one third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interests of, the corporation. The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our Common Stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your Common Stock in an acquisition.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

The following provisions of our articles of incorporation and bylaws could have the effect of delaying or discouraging another party from acquiring control of us and could encourage persons seeking to acquire control of us to first negotiate with our Board:

•	The ability of the holders of Class A Preferred Stock to vote 50.1% of the shares of capital stock in all matters presented for the vote of stockholders.
•	No cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates.
•	The right of our Board to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death or removal of a director, with our stockholders only allowed to fill such a vacancy if not filled by the board.
•	The ability of our Board to alter our bylaws without obtaining shareholder approval.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Transhare Corporation.

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Indemnification of Directors and Officers

The NRS empowers us to indemnify our directors and officers against expenses relating to certain actions, suits or proceedings as provided for therein. In order for such indemnification to be available, the applicable director or officer must not have acted in a manner that constituted a breach of his or her fiduciary duties and involved intentional misconduct, fraud or a knowing violation of law, or must have acted in good faith and reasonably believed that his or her conduct was in, or not opposed to, our best interests. In the event of a criminal action, the applicable director or officer must not have had reasonable cause to believe his or her conduct was unlawful.

Pursuant to our articles, we may indemnify each of our present and future directors, officers, employees or agents who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors, officers, employees or agents of the Company incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, if and only if the director, officer, employee or agent undertakes to repay said expenses to the Company if it is ultimately determined by a court of competent jurisdiction, after exhaustion of all appeals therefrom, that he is not entitled to be indemnified by the corporation.

No indemnification shall be applied, and any advancement of expenses to or on behalf of any director, officer, employee or agent must be returned to the Company, if a final adjudication establishes that the person’s acts or omissions involved a breach of any fiduciary duties, where applicable, intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action.

The NRS further provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. We have secured a directors’ and officers’ liability insurance policy. We expect that we will continue to maintain such a policy.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that is it is the opinion of the SEC that such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable.

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PLAN OF DISTRIBUTION

We have engaged H.C. Wainwright & Co., LLC (the “placement agent”) to act as our exclusive placement agent in connection with this offering. The placement agent has no commitment to buy any of the securities. Under the terms of the engagement letter, the placement agent is not purchasing or selling any of the securities offered by us in this offering, and is not required to arrange for the sale of any specific number or dollar amount of securities, other than to use its reasonable best efforts to arrange for the sale of such securities by us. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and the prospective investor.

We will enter into a securities purchase agreement directly with the investor in connection with this offering and we may not sell the entire amount of shares of our Common Stock, Warrants and Pre-Funded Warrants offered pursuant to this prospectus supplement. We will only sell to the investor who has entered into the securities purchase agreement with us. The placement agent may retain sub-agents and selected dealers in connection with this offering.

We have agreed to indemnify the placement agent and specified other persons against certain liabilities, including liabilities arising under the Securities Act, relating to or arising out of the placement agent’s activities under the engagement letter and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Fees and Expenses

We have agreed to pay the placement agent (i) a total cash fee equal to 9.0% of the aggregate gross proceeds of this offering, (ii) a management fee equal to 1.0% of the aggregate gross proceeds of this offering, and (iii) a non-accountable expense of $35,000.

We estimate the total expenses of this offering paid or payable by us will be approximately $170,000. After deducting the fees due to the placement agent and our estimated expenses in connection with this offering, we expect the net proceeds from this offering will be approximately $2,580,000.

The following table shows the per share and total cash fees we will pay to the placement agent in connection with the sale of the shares of our Common Stock pursuant to this prospectus supplement and the accompanying prospectus.

	Per Share	Per Pre-Funded Warrant	Total
Offering price	$0.800	0.7999	$2,999,625
Placement agent fees	$0.072	0.0720	$270,000
Proceeds, before expenses, to us	$0.728	0.7918	$2,729,625

Placement Agent Warrants

In addition, we have agreed to issue to the placement agent, at the closing of this offering, warrants to purchase 9.0% of the number of shares of our Common Stock sold in this offering (or warrants to purchase up to an aggregate of up to 337,500 shares of our Common Stock), at an exercise price of $1.00 per share (representing 125% of the offering price). The placement agent’s warrants and the shares of our Common Stock issuable upon exercise thereof are being registered hereby.

The placement agent warrants will be exercisable immediately and for five years from the commencement of the sales pursuant to this offering.

S-17

Tail Financing Payments

We have also agreed to pay the placement agent, subject to certain exceptions, a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted or introduced to the Company by placement agent during the term of its engagement or introduced to us by placement agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 18-month period following the termination or expiration of our engagement agreement.

Right of First Refusal

In addition, we have granted a right of first refusal to the placement agent pursuant to which it has the right to act as the exclusive advisor, manager or underwriter or agent, as applicable, if we or our subsidiaries sell or acquire a business, finance any indebtedness using an agent, or raise capital through a public or private offering of equity or debt securities at any time prior to the 12-month anniversary of the consummation date of this offering.

Other Relationships

From time to time, the placement agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they may receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, The placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of Common Stock by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

LEGAL MATTERS

The validity of the securities being offered under this prospectus by us will be passed upon for us by Hallett & Perrin, P.C., Dallas, Texas.

EXPERTS

The financial statements incorporated by reference into this prospectus have been so included in reliance on the reports of M&K CPAs, PLLC, an independent registered public accounting firm, related to the consolidated financial statements as of April 30, 2020 and 2019 and for the years then ended, given on the authority of said firm as experts in auditing and accounting.

S-18

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, and other information with the SEC. These reports, proxy statements and other information are available at the SEC’s website at http://www.sec.gov.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. The registration statement, including the exhibits and schedules, without charge, are available at the SEC’s website.

We also maintain a website at www.biosolar.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in the accompanying prospectus supersedes information incorporated by reference that we filed with the SEC before the date of the prospectus, and information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus or incorporated by reference. We incorporate by reference the following documents that have been filed with the SEC (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items):

•	Our Annual Report on Form 10-K for the fiscal year ended April 30, 2020 filed with the SEC on August 13, 2020;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended July 31, 2020, October 31, 2020 and January 31, 2021 filed with the SEC on September 21, 2020, December 21, 2020 and March 15, 2021, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on May 15, 2020 February 8, 2021, March 10, 2021, March 24, 2021, May 25, 2021, June 11, 2021 and June 26, 2021; and

•	The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on August 29, 2017 (File No. 000-55831), including any amendment or report filed for the purpose of updating such description.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of this prospectus and prior to the termination of the offering, which are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: 3616 Far West Blvd., #117-321, Austin, Texas 78731, telephone (855) 880-0400.

S-19

PROSPECTUS

$100,000,000

MMEX RESOURCES CORPORATION

Common Stock
Preferred Stock
Warrants

Units

We may offer and sell securities from time to time in one or more offerings of up to $100,000,000 in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Investing in these securities involves certain risks. See “Risk Factors” on page 4 of this prospectus, included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. We urge you to read the entire prospectus, any amendments or supplements, any free writing prospectuses, and any documents incorporated by reference carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 14, 2021

2

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may offer the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add to, update or change the information contained in this prospectus. You should read and consider carefully this prospectus, any prospectus supplement and the additional information in the documents referenced under the heading “Where You Can Find More Information.”

This prospectus may only be used where it is legal to sell the offered securities.

Any information in subsequent filings that is inconsistent with this prospectus or any accompanying prospectus supplement will supersede the information in this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with any information concerning any offering of securities other than what is included or incorporated by reference in this prospectus, any prospectus supplement and in any free writing prospectus prepared by us or on our behalf or to which we refer you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. You should assume that the information in this prospectus is accurate only as of the date on the front cover of this prospectus and that the information incorporated by reference is accurate only as of the date the respective information was filed with the Securities and Exchange Commission. Our business, financial condition, results of operations and prospects may have changed since those dates.

The terms “we,” “our,” “us” and “MMEX” refer to MMEX Resources Corporation and its subsidiaries, unless the context suggests otherwise. The terms “you” and “your” refers to the prospective investor.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus, including the information we incorporate by reference, regarding future financial performance, capital sources and results of operations and other statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Such statements are those concerning strategic plans, expectations and objectives for future operations and performance. When used in this prospectus, the words “believes,” “expects,” “anticipates,” “plans,” “intends,” “estimates,” “projects,” “could,” “should,” “may,” or similar expressions are intended to be among the statements that identify forward-looking statements.

Such statements are subject to numerous risks, uncertainties and assumptions, some of which are beyond our ability to control, including, but not limited to, the risks and uncertainties described under “Risk Factors” above and in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q .

Forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Undue reliance should not be placed on these forward-looking statements, which are applicable only on the date hereof. We undertake no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date hereof or to reflect the occurrence of unanticipated events.

3

ABOUT MMEX RESOURCES CORPORATION

We are a development-stage company focusing on the acquisition, development and financing of oil, gas, refining and infrastructure projects in Texas and South America, recently announcing that we intend to develop solar energy to power multiple planned projects producing hydrogen and ultra-low sulfur fuels combined with carbon dioxide (CO2) capture in Texas.

Since 2016, the focus of our business plan was to build crude oil distillation units and refining facilities (“CDU’s”) in the Permian Basin in West Texas. During 2021, we revised our business plan moving MMEX to clean energy use and production. We plan to contribute to the clean energy solution by providing solar power to produce hydrogen with carbon capture, and for the transition to the hydrogen economy by producing hydrogen along with ultra-low sulfur transportation fuels in the interim.

We were formed as a Nevada corporation in 2005. The current management team lead an acquisition of the Company (then named Management Energy, Inc.) through a reverse merger completed in 2010 and thereafter changed the Company’s name to MMEX Mining Corporation. In 2016, the Company changed its name to MMEX Resources Corporation to reflect the change in its business plan to an energy focus in the Americas.

Our principal business office is located at 3616 Far West Blvd., #117-321Austin, Texas 78731, and our telephone number is (855) 880-0400 (801) 839-3500. We maintain a website at https://www.mmexresources.com. Information on the website is not incorporated by reference and is not a part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Our business is influenced by many factors that are difficult to predict and beyond our control and that involve uncertainties that may materially affect our results of operations, financial condition and cash flows, or the value of the securities. These risks and uncertainties include those described in other documents incorporated by reference into this prospectus. You should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find More Information,” including our most recent annual report on Form 10-K and quarterly reports on Form 10-Q and other reports and documents we file with the SEC after the date of this prospectus that are incorporated by reference herein, together with all of the other information included in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference.

If any of these risks were to occur, our business, financial condition, results of operations or cash flows could be adversely affected. You could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to that offering in the prospectus supplement.

USE OF PROCEEDS

Unless we inform you otherwise in an applicable prospectus supplement, we expect to use the net proceeds from the sale of securities that we may offer and sell from time to time under this prospectus for general corporate purposes. These purposes may include the repayment, refinancing or redemption of indebtedness, capital expenditures and business acquisitions. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

4

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue 37,000,000,000 shares of common stock, $0.001 par value per share.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors to our board of directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s common stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as a liquidation, merger or an amendment to the Company’s articles of incorporation

Subject to the rights of preferred stockholders (if any), holders of the Company’s common stock are entitled to share in all dividends that our board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no preemptive rights, no conversion rights, and there are no redemption provisions applicable to the Company’s common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transhare Corporation.

Listing

Our common stock is currently traded on the OTC Pink under the symbol “MMEX”.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, from time to time, in one or more series, of which 1,000 shares have been designated as Series A Preferred Stock and are outstanding.

Our articles of incorporation authorizes our board of directors to issue preferred stock from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, dividends or limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the board of directors for each class or series of stock. Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, or any securities exchange or market on which our stock is then listed or admitted to trading.

5

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change-in-control of the Company.

On July 30, 2019, we filed a Certificate of Designation with the Secretary of State of the Nevada pursuant to which the Company designated 1,000 shares of Series A Preferred Stock. The Series A Preferred Stock has no liquidation preference and no conversion or redemption rights. However, the holders of Series A Preferred Stock have the right to vote on all matters presented for the vote or consent of shareholders equal to fifty-one percent (51%) of the total vote. The issuance of the Series A Preferred Stock was intended to enhance the likelihood of continuity and stability in the composition of our board of directors, which may have the effect of delaying, deferring or preventing a future takeover or change in control of MMEX unless such takeover or change in control is approved by our board of directors. However, this is likely to discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then-current market price of the stock.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●

the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

6

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. The warrant agreement, together with the terms of the warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	if appropriate, a discussion of Federal income tax consequences; and

●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

7

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●

the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities will be distributed at a fixed price. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the fixed purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

8

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

9

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Hallett & Perrin, P.C. has rendered an opinion with respect to the validity of the securities that may be offered under this prospectus. We have filed this opinion as an exhibit to the registration statement of which this prospectus is part. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

10

EXPERTS

Our consolidated financial statements as of April 30, 2019 and April 30, 2020, and for each of the years in the two-year period ended April 30, 2020 included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2020 have been audited by M&K CPAS, PLLC, as set forth in its report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s web site is “http://www.sec.gov.” We maintain a website at www.mmexresources.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that is filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of the offering:

•	Our Annual Report on Form 10-K for the fiscal year ended April 30, 2020 filed with the SEC on August 13, 2020;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended July 31, 2020, October 31, 2020 and January 31, 2021 filed with the SEC on September 21, 2020, December 21, 2020 and March 15, 2021, respectively;

•	Our Current Report on Form 8-K filed with the SEC on March 24, 2021 May 15, 2020, February 8, 2021; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on August 29, 2017 (File No. 000-55831), including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address: 3616 Far West Blvd., #117-321, Austin, Texas 78731, telephone (855) 880-0400.

11

MMEX RESOURCES CORPORATION

170,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 3,580,000 Shares of Common Stock

Warrants to Purchase up to 2,575,500 shares of Common Stock

Placement Agent Warrants to Purchase up to 337,500 Shares of Common Stock

(and the shares of Common Stock underlying such Pre-Funded Warrants, Warrants and Placement Agent Warrants)

H.C. Wainwright & Co.

July 15, 2021